LUCAS ENERGY, INC. S-1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Lucas Energy, Inc. of our report dated July 14, 2015, relating to our audit of the financial statements of Lucas Energy, Inc., which appear in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Hein & Associates LLP
Houston, Texas
May 2, 2016